UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 30, 2014 (May 23, 2014)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China
(Address of principal executive offices)

(86) 371-8612-7222
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01	Changes in Registrant’s Certifying Accounts.

On May 23, 2014, Friedman informed the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company of its decision to resign as the Company's independent registered public accounting firm after substantial deliberation, effective immediately. During the Engagement Period, Friedman did not issue any reports on the Company’s financial statements.

We furnished Friedman with a copy of this disclosure on May 29, 2014, providing Friedman with the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Friedman, dated June 3, 2014 is filed as Exhibit 16 to this report.

The Company is actively seeking a new independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits

d.	Exhibits.

Exhibit	Description
No.
16.1	Letter to the Securities and Exchange Commission from Friedman dated as of June 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: June 4, 2014

/s/ Siping Fang
Siping Fang
Chairman

EXHIBIT INDEX

Exhibit	Description
No.
16.1	Letter to the Securities and Exchange Commission from Friedman dated as of June 3, 2014